UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 6, 2022

Date of Report (Date of earliest event reported)

Toga Limited
(Exact name of registrant as specified in its charter)

Nevada	001-39052	98-0568153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower Street 18th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

(949) 333-1603

(Registrant’s telephone number)

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each Exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On July 5, 2022, Alexander D. Henderson, Iain Bratt, Jim Lupkin, and Shemori BoShae Guinn tendered their resignations from the Board of Directors (the “Outgoing Board”) and from all executive officer positions of Toga Limited (the “Company,” “we,” “us,” or “our). Such resignations were effective as of the close of the Meeting.

As further described below in Item 5.07, on July 7, 2022 (Malaysia Time), at a Special Meeting of the Stockholders (the “Meeting”) of the Company, the stockholders elected five (5) directors to the Company’s Incoming Board of Directors. The Election of Director Nominees is described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on May 27, 2022 (the “Proxy Statement”), under the caption “Proposal 1 - Election of Directors” which disclosure is incorporated herein by reference.

The following persons were appointed to the audit committee of the Board of Directors:

•	Seow Wen “Stanley” Jun--Chair
•	Chuah Ming Zhe
•	Chong Sheng Quan
•	Chung Meng Chow

The following persons were appointed to the compensation committee of the Board of Directors:

•	Seow Wen “Stanley” Jun
•	Chuah Ming Zhe--Chair
•	Chong Sheng Quan
•	Chung Meng Chow

The following persons were appointed to the nominating and corporate governance committee of the Board of Directors:

•	Seow Wen “Stanley” Jun--Chair
•	Chuah Ming Zhe
•	Chong Sheng Quan
•	Chung Meng Chow

Appointment of Officers

Effective July 7, 2022 (Malaysia Time) (July 6, 2022, 5:00 p.m. Pacific Time), the Board appointed Michael Toh Kok Soon as Chairman of the Board, President, Chief Executive Officer and Treasurer and, Chuah Ming Zhe as Secretary.

Biographies

Michael Toh Kok Soon, 35

Michael Toh Kok Soon is a current director who previously served as our Chief Executive Officer (“CEO”), President and Chairman of our Board of Directors from 2016 until September 2021. The Board removed Mr. Toh from his positions as CEO, President and Chairman of the Board of Directors in September 2021 in response to, among other things, Mr. Toh declining to participate in Board meetings and attempting to postpone the Company’s governance matters until a new Board is installed, in addition to the matters discussed above under the heading “What is the basis for the Board’s voting recommendation.” The Board also appointed a Special Committee of the Board, consisting of the independent directors and Mr. Henderson, to handle day-to-day operations in light of the litigation pending against the Company brought by Mr. Toh. Since January 2018, Mr. Toh has also served as the Chief Executive Officer of our wholly owned subsidiary, TOGL Technology. From February 2015 until February 2018, Mr. Toh served as the Chief Executive Officer and a director of Toga Capital; Mr. Toh ceased being affiliated with Toga Capital when he resigned his positions and sold all of his ownership in the Toga Capital in February 2018 (effective September 18, 2018). Mr. Toh obtained a Bachelor of Engineering Electronics degree in Telecommunications, with distinction, from the Multimedia University in Melaka, Malaysia in 2007. Mr. Toh also received his MBA from Melbourne University and Doctorate from London School of Economics in 2018.

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Chuah Ming Zhe, 31

Chuah Ming Zhe is a nominee to serve as a Director of Toga Limited. Beginning in 2018 through the present, Mr. Zhe served as Vice President of a Malaysian charity organization, the Qian Hai International Foundation. From 2018 to 2020, Mr. Zhe served as a marketing executive for a multi-level marketing company specializing in gel-based nutritional products, Agel Enterprises International Sdn. Bhd. Agel Enterprises was among Toga Limited’s largest customers as of April 2019 and has held Toga Limited stock since 2019. From 2014 to 2016, Mr. Zhe worked as an assistant manager of a Malaysian-based pub and restaurant operator, Soho Country House Sdn. Bhd. In 2014, Mr. Zhe earned his bachelor’s degree of sports science in sports management from Universiti Malaya in Malaysia.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held the Meeting virtually on July 7, 2022 (Malaysia time). At the Meeting, the stockholders voted on two (2) proposals more particularly described in the Proxy Statement. The final results of the voting are set forth below.

Proposal 1: The shareholders approved the election of the following five (5) directors. The voting results for this proposal are as follows:

Nominee 1 - Michael Toh Kok Soon

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstained
61,684,368	1,085,697	17,190

Nominee 2 – Seow Wen “Stanley” Jun

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstained
61,512,268	1,244,097	30,890

Nominee 3 – Chuah Ming Zhe

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstained
61,527,768	1,232,897	26,590

Nominee 4 – Chong Sheng Quan

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstained
61,526,968	1,229,397	30,890

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Nominee 5 – Chung Meng Chow

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstained
61,371,548	1,389,117	26,590

Proposal 2: The shareholders voted against a resolution approving, on an advisory basis, the Company’s compensation of its named executive officers, as disclosed in the Company’s Discussion and Analysis and Executive Compensation sections of the Company’s Proxy Statement. The voting results for this proposal are as follows:

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstained
1,928,887	60,294,048	564,320

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TOGA LIMITED

DATED: August 26, 2022	By:	/s/ Michael Toh Kok Soon
Michael Toh Kok Soon
Chief Executive Officer

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